Exhibit 11.1

                            Apple Homes Corporation
                         Earnings per share calculation
                                 June 30, 1999


Basic EPS:
  Income available to common stockholders                             (8,404)

  Weighted average # of shares outstanding                         2,091,539
                                                                   ---------

      Basic EPS                                                       (0.004)
                                                                   =========

Diluted EPS:
  Income available to common stockholders                             (8,404)

  Adjusted for 10% interest charge on
    convertible debentures                                            10,083

  Adjusted for income tax effect @ 40.00%                               (672)
                                                                   ---------

  Diluted income available to common stockholders                      1,007

  Diluted weighted average # of shares outstanding                 2,312,039
                                                                   =========

       Diluted EPS                                                    0.0004
                                                                   =========
                                                                 antidilutive